Exhibit 5.1

October 1, 2025

Commercial Bancgroup, Inc.

6710 Cumberland Gap Parkway

Harrogate, Tennessee 37752

Ladies and Gentlemen:

We have acted as counsel to Commercial Bancgroup, Inc., a Tennessee corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-1 (File No. 333-289862), originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 26, 2025, and amended on September 22, 2025 (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to an initial public offering (the “Offering”) by the Company of up to 8,249,055 shares of the Company’s common stock, $0.01 par value per share (“common stock”), of which up to 1,458,334 shares are being offered by the Company (the “Company Shares”) and up to 6,790,721 shares are being offered by the selling shareholders referred to in the Registration Statement (which number of shares includes 1,075,963 shares subject to the underwriters’ option to purchase additional shares) (the “Selling Shareholder Shares” and, together with the Company Shares, the “Shares”). The term “Shares” shall include any additional shares of common stock registered by the Company pursuant to Rule 462(b) under the Securities Act in connection with the Offering contemplated by the Registration Statement.

The Shares are to be sold to the underwriters as described in the Registration Statement and pursuant to that certain underwriting agreement to be entered into by and among Hovde Group, LLC, as representative of the several underwriters (the “Underwriters”) named in Schedule I thereto, the selling shareholders of the Company named in Schedule II thereto, the Company, and Commercial Bank, a Tennessee state-chartered bank and wholly owned subsidiary of the Company (the “Underwriting Agreement”).

You have requested our opinion as to the matters set forth below in connection with the Offering. For purposes of rendering such opinion, we have examined: (i) the Registration Statement, (ii) the Underwriting Agreement, (iii) the Company’s charter, as amended and/or restated, (iv) the Company’s bylaws, as amended and/or restated, (v) the Company’s shareholder ledger, and (vi) corporate actions of the Board of Directors of the Company relating to the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have also reviewed such matters of law as we have deemed necessary to render the opinions expressed herein. For purposes of this opinion letter, we have assumed that each document submitted to us is accurate and complete, that each such document that is an original is authentic, that each such document that is a copy conforms to an authentic original, the conformity to the original or final versions of the documents submitted to us as copies or drafts, that all signatures on each such document are genuine, and the legal capacity of all natural persons executing documents.

Commercial Bancgroup, Inc.

October 1, 2025

This opinion is based on the laws of the State of Tennessee, as currently in effect. We do not express any opinion as to the effect of the laws of any other jurisdiction.

Based upon and subject to the foregoing and the additional qualifications set forth below, it is our opinion that (1) the Company Shares, when issued, sold, and delivered to the Underwriters and paid for by the Underwriters as contemplated by the Registration Statement and the Underwriting Agreement, will be legally issued, fully paid, and non-assessable and (2) the Selling Shareholder Shares are legally issued, fully paid, and non-assessable.

We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur.

We hereby consent to the filing of this opinion letter with the SEC as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the caption “Legal Matters” in the prospectus that is a part of the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, the prospectus that is part of the Registration Statement, or any prospectus supplement within the meaning of the term “expert,” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Yours truly,

/s/ K&L Gates LLP

K&L Gates LLP